Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699
NEWS RELEASE
AT THE COMPANY:
Kenneth Boerger
VP/Treasurer
(419) 325-2279
FOR IMMEDIATE RELEASE
THURSDAY, APRIL 28, 2011
LIBBEY INC. ANNOUNCES FIRST QUARTER 2011 RESULTS
Announces Sale of Substantially All of the Assets of its Traex Subsidiary for
Over $13 Million in Cash
•	First Quarter Net Sales of $181.0 Million, an Increase of Over 4 Percent Compared to $173.9 Million in the Prior-Year Quarter.

•	China Regional Sales Increase over 50 Percent.

•	U.S. and Canada Regional Glassware Sales Increase 5 Percent in Total.

•	Sales to U.S. and Canadian Retail Glassware Customers Increase Nearly 7 Percent.

•	Total Debt Decreases $35.1 Million from Year-End 2010.

•	Income From Operations of $10.7 Million in the First Quarter of 2011, Compared to Income From Operations of $10.8 Million in the Prior-Year Quarter.

•	Gross Profit Margin Increases to 20.0 Percent in the First Quarter of 2011, Compared to 19.5 Percent in the First Quarter of 2010. This Represents the Highest First Quarter Gross Profit Margin since 2002.

•	Adjusted EBITDA of $21.2 Million in the First Quarter of 2011, Compared to $20.8 Million in the First Quarter of 2010.

•	Presents Revised Segment Financial Results to Reflect New Reporting Structure
TOLEDO, OHIO, APRIL 28, 2011—Libbey Inc. (NYSE Amex: LBY) announced today that sales for the first quarter of 2011 were $181.0 million, compared to $173.9 million in the first quarter of 2010, an improvement of over 4 percent. Libbey reported a net loss of $1.0 million, or $0.05 per diluted share, for the first quarter ended March 31, 2011, compared to net income of $55.4 million, or $2.76 per diluted share, in the prior-year quarter. Excluding special items of $0.3 million during the first quarter of 2011, Libbey had a net loss of $0.7 million or $0.03 per diluted share, compared to a net loss (excluding special items of $56.4 million), of $1.0 million (see Table 1) and diluted loss per share of $0.05 for the first quarter of 2010. The special items in the first quarter of
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2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments.
New Segment Reporting
Libbey presents today its revised segment financial results. These revised segment results reflect the Company’s new reporting structure to reflect the reorganization from geographical regions to one global company. Under the new structure, Libbey has Glass Operations and Other Operations. The revised segment results do not affect the Company’s previously reported consolidated financial results.
First Quarter Results
For the quarter-ended March 31, 2011, sales were $181.0 million, compared to $173.9 million in the year-ago quarter. Sales in the Glass Operations segment were $162.1 million, an increase of over 4 percent, compared to $155.1 million in the first quarter of 2010 (see Table 4). Primary contributors to the increased sales included sales increases in excess of 50 percent in the China sales region and over 5 percent in the U.S. and Canada region. Sales in the U.S. and Canada region grew as the result of an over 12 percent increase in sales to U.S. and Canadian business-to-business customers and sales increases of almost 7 percent to U. S. and Canadian retail customers, compared to the prior-year quarter. Sales to U.S. and Canadian foodservice glassware customers increased less than 1 percent in the quarter, as severe winter weather in January and early February adversely impacted sales of foodservice glassware. Sales in February and March of foodservice glassware rebounded slightly, increasing over 4 percent compared to February and March 2010. Other Operations segment sales were $19.2 million, compared to $18.9 million in the prior-year quarter, as sales to World Tableware customers increased over 6 percent during the quarter and the total sales of Syracuse China and Traex products were lower by approximately 5 percent versus the prior year.
The Company reported income from operations of $10.7 million during the quarter, compared to income from operations of $10.8 million in the year-ago quarter. Income from operations, excluding special items (see Table 1), was $10.7 million in the first quarter of 2011, compared to income from operations of $11.1 million during the first quarter of 2010. Factors contributing to the small decline in income from operations (both including and excluding special items) were higher selling, general and administrative expenses offset by higher sales and higher gross profit margins. Gross profit margin increased to 20.0 percent in the first quarter of 2011, compared to 19.5 percent in the first quarter of 2010.
Libbey reported earnings before interest and taxes (EBIT) of $10.9 million, compared to EBIT of $66.9 million in the year-ago quarter. Adjusted EBIT, excluding special items (see Table 1), was $10.3 million in the first quarter of 2011, compared to adjusted EBIT of $10.4 million during the first quarter 2010. Adjusted segment EBIT (see Table 4) was $17.4 million for Glass Operations, compared to adjusted segment EBIT of $15.4 million
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in the year-ago quarter. The Other Operations segment reported adjusted segment EBIT for the first quarter of 2011 of $2.9 million, compared to $3.5 million in the year-ago quarter.
Libbey reported that Adjusted EBITDA (see Table 2) was $21.2 million for the first quarter, compared to $20.8 million in the first quarter of 2010.
Interest expense increased by $2.0 million in the first quarter of 2011 to $11.6 million, compared to $9.6 million in the year-ago period. The primary driver of this increase was the fact that a portion of the Company’s debt carried a low effective interest rate in January 2010, prior to the debt refinancing completed in February 2010. Lower debt levels in 2011 partially offset the change in interest rates.
Libbey reported a net loss of $1.0 million, or $0.05 per diluted share, for the first quarter ended March 31, 2011, compared to net income of $55.4 million, or $2.76 per diluted share, in the prior-year quarter. Excluding special items of $0.3 million during the first quarter of 2011, Libbey had a net loss of $0.7 million or $0.03 per diluted share, compared to a net loss (excluding special items of $56.4 million), of $1.0 million (see Table 1) and diluted loss per share of $0.05 for the first quarter of 2010. The special items in the first quarter of 2010 included a gain of $70.2 million, representing the difference between the carrying value and the face value of the Payment in Kind (PIK) notes which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the floating rate senior notes and the ABL credit facility and call premium payments.
Working Capital and Liquidity
As of March 31, 2011, working capital, defined as inventories and accounts receivable less accounts payable, was $199.1 million, compared to $181.2 million at December 31, 2010, and $190.5 million at March 31, 2010. A principal factor in the increased working capital was a planned growth of inventories in Mexico to accommodate scheduled furnace rebuilds. Working capital as a percentage of last twelve-month net sales was 24.7 percent at March 31, 2011, compared to 24.9 percent at March 31, 2010.
Free cash flow, as detailed in the attached Table 3, was a use of $27.0 million in the first quarter of 2011, compared to a use of $20.9 million in the first quarter of 2010. The primary contributors were increases in inventories and the timing of cash interest payments.
Libbey reported that it had available capacity of $64.9 million under its Asset Backed Loan (ABL) credit facility as of March 31, 2011, with $4.4 million in loans outstanding. The Company also had cash on hand of $13.1 million at March 31, 2011.
Announces Sale of Traex Unit
Libbey also announced that it expects to close later today on the sale of substantially all of the assets of its Traex subsidiary to the Vollrath Company. Libbey expects to receive net proceeds of over $13 million, which will contribute to additional debt reduction.
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Libbey expects to record a gain on the sale of between $2.5 million and $3.5 million during the second quarter of 2011.
Solid Improvement in Glass Operations Segment
John F. Meier, chairman and chief executive officer said, “We were pleased with the solid sales and gross profit margin improvements we saw in our Glass Operations segment in the first quarter, especially in light of the weather related impact in the U.S. We were also encouraged by the sales growth we experienced in China as well as both the U.S. and Canadian retail and business-to-business channels of distribution.”
Webcast Information
Libbey will hold a conference call for investors on Thursday, April 28, 2011, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 30 days after the conclusion of the call.
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 14, 2011. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company’s products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value
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of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.
Libbey Inc.:
•	is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world;

•	is the leading manufacturer of tabletop products for the U.S. foodservice industry; and

•	supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries.
Based in Toledo, Ohio, since 1888, Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio, as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is the leading producer of glass tableware in Mexico and Latin America. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2010, Libbey Inc.’s net sales totaled $799.8 million.
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LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$181,015	$173,904
Freight billed to customers	411	434

Total revenues	181,426	174,338
Cost of sales	145,280	140,461

Gross profit	36,146	33,877
Selling, general and administrative expenses	25,402	22,824
Special charges (1)	51	232

Income from operations	10,693	10,821
(Loss) gain on redemption of debt(1)	(2,803)	56,792
Other income (expense)(1)	3,006	(763)

Earnings before interest and income taxes	10,896	66,850
Interest expense	11,583	9,620

(Loss) income before income taxes	(687)	57,230
Provision for income taxes (1)	314	1,820

Net (loss) income	$(1,001)	$55,410

Net (loss) income per share:
Basic	$(0.05)	$3.44

Diluted	$(0.05)	$2.76

Weighted average shares:
Outstanding	19,955	16,124

Diluted	19,955	20,085

(1)	Refer to Table 1 for Special Items detail.

LIBBEY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS

Cash & cash equivalents	$13,112	$76,258
Accounts receivable — net	94,222	92,101
Inventories — net	165,081	148,146
Other current assets	10,185	6,437

Total current assets	282,600	322,942

Pension asset	13,969	12,767

Goodwill and purchased intangibles — net	192,435	192,474

Property, plant and equipment — net	271,761	270,397

Other assets	18,108	20,391

Total assets	$778,873	$818,971

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$60,164	$59,095
Accrued liabilities	71,807	83,298
Pension liability (current portion)	2,372	2,330
Nonpension postretirement benefits (current portion)	5,017	5,017
Other current liabilities	3,845	7,281
Long-term debt due within one year	7,679	3,142

Total current liabilities	150,884	160,163

Long-term debt	404,392	443,983
Pension liability	116,427	115,521
Nonpension postretirement benefits	68,697	67,737
Other liabilities	18,186	20,301

Total liabilities	758,586	807,705

Common stock, capital in excess of par value and warrants	301,589	300,889
Retained deficit	(179,678)	(178,677)
Accumulated other comprehensive loss	(101,624)	(110,946)

Total shareholders’ equity	20,287	11,266

Total liabilities and shareholders’ equity	$778,873	$818,971

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2011	2010

Operating activities:
Net (loss) income	$(1,001)	$55,410

Adjustments to reconcile net (loss) income to net cash used in operating activities:

Depreciation and amortization	10,881	10,386
(Gain) loss on asset sales	(3,360)	80
Change in accounts receivable	(586)	(6,516)
Change in inventories	(14,741)	(10,904)
Change in accounts payable	(667)	(4,402)
Restructuring charges	(145)	(431)
Gain on redemption of New PIK Notes	—	(70,193)
Payment of interest on New PIK Notes	—	(29,400)
Call premium on senior notes and floating rate notes	1,203	8,415
Write-off of financing fees & discounts on senior notes, old ABL & floating rate notes	1,600	4,986
Pension & nonpension postretirement	3,451	3,005
Accrued interest and amortization of discounts, warrants and finance fees	(8,653)	5,206
Accrued liabilities & prepaid expenses	(8,267)	(9,307)
Income taxes	(4,303)	(3,644)
Other operating activities	1,508	1,144

Net cash used in operating activities	(23,080)	(46,165)

Investing activities:
Additions to property, plant and equipment	(8,506)	(4,148)
Call premium on senior notes and floating rate notes	(1,203)	(8,415)
Proceeds from asset sales and other	4,602	—

Net cash used in investing activities	(5,107)	(12,563)

Financing activities:
Net borrowings on ABL credit facility	4,350	—
Other repayments	(48)	(45)
Other borrowings	—	801
Floating rate note payments	—	(306,000)
Senior note payments	(40,000)	—
PIK note payment	—	(51,031)
Proceeds from senior secured notes	—	392,328
Stock options exercised	475	—
Debt issuance costs	(116)	(14,033)

Net cash (used in) provided by financing activities	(35,339)	22,020

Effect of exchange rate fluctuations on cash	380	(354)

Decrease in cash	(63,146)	(37,062)

Cash at beginning of period	76,258	55,089

Cash at end of period	$13,112	$18,027

In accordance with the SEC’s Regulation G, tables 1, 2, 3 and 4 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey’s core business and trends. In addition, it is the basis on which Libbey’s management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors’ understanding of Libbey’s business and performance, these non-GAAP measures should not be considered an alternative to GAAP.
Table 1
Reconciliation of “As Reported” results to “As Adjusted” results
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended March 31,
	2011			2010
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$181,015	$—	$181,015	$173,904	$—	$173,904
Freight billed to customers	411	—	411	434	—	434

Total revenues	181,426	—	181,426	174,338	—	174,338
Cost of sales	145,280	—	145,280	140,461	—	140,461

Gross profit	36,146	—	36,146	33,877	—	33,877
Selling, general and administrative expenses	25,402	—	25,402	22,824	—	22,824
Special charges	51	51	—	232	232	—

Income (loss) from operations	10,693	(51)	10,744	10,821	(232)	11,053
(Loss) gain on redemption of debt	(2,803)	(2,803)	—	56,792	56,792	—
Other income (expense)	3,006	3,445	(439)	(763)	(130)	(633)

Earnings before interest and income taxes	10,896	591	10,305	66,850	56,430	10,420
Interest expense	11,583	—	11,583	9,620	—	9,620

(Loss) income before income taxes	(687)	591	(1,278)	57,230	56,430	800
Provision for income taxes	314	922	(608)	1,820	—	1,820

Net (loss) income	$(1,001)	$(331)	$(670)	$55,410	$56,430	$(1,020)

Net (loss) income per share:
Basic	$(0.05)	$(0.02)	$(0.03)	$3.44	$3.50	$(0.06)

Diluted	$(0.05)	$(0.02)	$(0.03)	$2.76	$2.81	$(0.05)

Weighted average shares:
Outstanding	19,955			16,124

Diluted	19,955			20,085

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
				Total	Gain on			Total
	Sale of	Restructuring	Finance	Special	PIK	Restructuring	Finance	Special
Special Items Detail-(income) expense:	Land (4)	Charges (2)	Fees (3)	Items	Notes (1)	Charges (2)	Fees (3)	Items
Special charges	$—	$51	$—	$51	$—	$232	$—	$232
Loss (gain) on redemption of debt	—	—	2,803	2,803	(70,193)	—	13,401	(56,792)
Other (income) expense	(3,445)	—	—	(3,445)	—	130	—	130
Provision for income taxes	922	—	—	922	—	—	—	—

Total Special Items	$(2,523)	$51	$2,803	$331	$(70,193)	$362	$13,401	$(56,430)

(1)	Gain on PIK Notes is the difference between the carrying value and the face value of the PIK Notes when we redeemed them in February 2010.

(2)	Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility and our Mira Loma, California, distribution center.

(3)	Finance fees include the write-off of unamortized finance fees and discounts and call premium payments on the $40.0 million senior notes redeemed in March 2011 and floating rate senior notes refinanced in February 2010 and unamortized finance fees on the refinanced credit facility in February 2010.

(4)	Net gain on the sale of land at our Royal Leerdam facility.

Table 2
Reconciliation of Net (Loss) Income to Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,
	2011	2010
Reported net loss (income)	$(1,001)	$55,410

Add:
Interest expense	11,583	9,620
Provision for income taxes	314	1,820
Depreciation and amortization	10,881	10,386

EBITDA	21,777	77,236

Add: Special items before interest and taxes	(591)	(56,430)

Adjusted EBITDA	$21,186	$20,806

Table 3
Reconciliation of Net Cash used in Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended March 31,
	2011	2010
Net cash used in operating activities	$(23,080)	$(46,165)
Capital expenditures	(8,506)	(4,148)
Proceeds from asset sales and other	4,602	—
Payment of interest on New PIK Notes	—	29,400

Free Cash Flow	$(26,984)	$(20,913)

Table 4
Summary Business Segment information
(Dollars in thousands)

	Three months ended March 31,
	2011	2010
Net Sales:
Glass Operations (1)	$162,053	$155,144
Other Operations (2)	19,161	18,874
Eliminations	(199)	(114)

Consolidated Net Sales	$181,015	$173,904

Adjusted Segment Earnings before Interest & Taxes (Adjusted Segment EBIT)(3):
Glass Operations (1)	$17,391	$15,426
Other Operations (2)	2,879	3,485

Adjusted Segment EBIT	$20,270	$18,911

Reconciliation of Adjusted Segment EBIT to Net (Loss) Income:
Adjusted Segment EBIT	$20,270	$18,911
Retained corporate costs (4)	(9,965)	(8,491)

Consolidated Adjusted EBIT	10,305	10,420

Gain on sale of land	3,445	—
(Loss) gain on redemption of debt	(2,803)	56,792
Restructuring and other charges	(51)	(362)

Special Items before interest and taxes	591	56,430

Interest expense	(11,583)	(9,620)
Income taxes	(314)	(1,820)

Net (loss) income	$(1,001)	$55,410

Depreciation & Amortization:
Glass Operations (1)	$10,249	$9,844
Other Operations (2)	192	187
Corporate	440	355

Consolidated Depreciation & Amortization	$10,881	$10,386

Notes:

(1)	Glass Operations—includes worldwide sales of glass tableware from domestic and international subsidiaries.

(2)	Other Operations—includes worldwide sales of ceramic dinnerware, metal tableware, holloware and serveware and plastic items.

(3)	Adjusted Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not represetative of ongoing oeprations as well as certain retained corporate costs.

(4)	Retained corporate costs includes certain headquarter administrative and facility costs that are not allocable to the reporting segments.